UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Aerojet Rocketdyne Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO
DEFINITIVE PROXY STATEMENT, DATED FEBRUARY 13, 2023,
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 16, 2023
This supplement, dated February 15, 2023, to the Proxy Statement (this “Supplement”) supplements the definitive proxy statement filed by Aerojet Rocketdyne Holdings, Inc. (“we” or “Aerojet Rocketdyne”) with the U.S. Securities and Exchange Commission (“SEC”) on February 13, 2023 (the “Proxy Statement”) in connection with the Special Meeting of stockholders, scheduled to be conducted virtually through a live webcast on Thursday, March 16, 2023 at 9:00 a.m., Pacific time (the “Special Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about February 15, 2023.
This Supplement clarifies the order and numbering of the three proposals to be voted upon by Aerojet Rocketdyne stockholders at the Special Meeting in certain places throughout the Proxy Statement.
To clarify the above, this Supplement revises the Proxy Statement as follows:
•	In the letter to Aerojet Rocketdyne stockholders at the beginning of the Proxy Statement, the bolded list of numbered proposals on the second page of the letter is revised to read as follows:
“The board of directors recommends that you vote:
“FOR” Proposal 1 – The adoption of the Merger Agreement and the transactions contemplated thereby;
“FOR” Proposal 2 – The non-binding, advisory proposal to approve certain compensation payable to Aerojet Rocketdyne’s named executive officers in connection with the Merger; and
“FOR” Proposal 3 – The adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the transactions contemplated thereby at the time of the Special Meeting.”
•	In the section of the Proxy Statement entitled “Aerojet Rocketdyne Holdings, Inc. Notice of Special Meeting of Shareholders,” the subsection entitled “Items of Business” is revised as follows:
“Proposal 1	The adoption of the Merger Agreement and the transactions contemplated thereby;
Proposal 2	The non-binding, advisory proposal to approve certain compensation payable to Aerojet Rocketdyne’s named executive officers in connection with the Merger; and
Proposal 3
The adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the transactions contemplated thereby at the time of the Special Meeting.”

•	The last full sentence of the last paragraph on page 7 of the Proxy Statement is revised as follows:
The Company’s board of directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and the transactions contemplated thereby (the “Board Recommendation”); (2) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to Aerojet Rocketdyne’s named executive officers in connection with the Merger; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the transactions contemplated thereby at the time of the Special Meeting.
Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Special Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.
If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement.